UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2015

TRIUMPH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

899 Cassatt Road, Suite 210		19312
Berwyn, Pennsylvania		(Zip Code)
(Address of principal executive offices)

(610) 251-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 8, 2015, Triumph Group, Inc. (the “Company”) announced that Richard C. Ill has been appointed as President and Chief Executive Officer and that Jeffry D. Frisby has stepped down as President and Chief Executive Officer and as a member of the board of directors of the Company (the “Board”), effective April 7, 2015 (the “Separation Date”). Additionally, with this transition in leadership, Ralph E. Eberhart, a member of the Board, will become non-executive Chairman of the Board.
In connection with Mr. Frisby’s departure, the Company and Mr. Frisby have entered into a separation letter agreement, pursuant to which the Company will pay Mr. Frisby cash severance in the form of continuation of his base salary, at the annual rate in effect as of the Separation Date, through the second anniversary of the Separation Date. The separation letter agreement contains various restrictive covenants applicable to Mr. Frisby, including a non-competition restriction, and includes a mutual nondisparagement provision and a mutual release of claims. The foregoing description of the separation agreement does not purport to be complete and is qualified in its entirety by reference to the full text of this document, which is filed hereto as Exhibit 10.1, and is incorporated herein by reference.
The Board has formed a search committee comprised of independent directors and led by Richard C. Gozon, lead independent director. The committee will retain an executive search firm and internal and external candidates will be considered as part of the search process.
  Mr. Ill founded Triumph in 1993 through a successful management buyout. He previously served as Chief Executive Officer from 1993 until July 2012 and as President from 1993 until 2009. Mr. Ill has been a Director of Triumph since 1993 and served as Chairman from 2009 until 2015. Under Mr. Ill’s leadership, Triumph grew into a premier supplier in the aerospace industry with locations throughout the world. He oversaw the acquisition of Vought Aircraft Industries in 2010, a move that more than doubled Triumph’s revenues and catapulted the company into the ranks of the aerospace industry’s top-tier suppliers. Mr. Ill began his career as a Captain in the U.S. Army from 1965-1968. After his military service, he joined Alco Standard Corporation where he worked from 1968 to 1993 with increasing levels of responsibility. Mr. Ill is a graduate of Lafayette College, Drexel University, MBA, and the Stanford Executive Program. He currently serves on the Board of Directors of P. H. Glatfelter, Mohawk Industries, Inc. and Airgas, Inc. and is Chairman of Baker Industries. Mr. Ill is also a trustee of Drexel University.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Separation letter agreement between Triumph Group, Inc. and Jeffry D. Frisby dated April 7, 2015
99.1	Press release dated April 8, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 8, 2015	TRIUMPH GROUP, INC.

		By:	/s/ John B. Wright, II
John B. Wright, II
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation letter agreement between Triumph Group, Inc. and Jeffry D. Frisby dated April 7, 2015
99.1	Press release dated April 8, 2015